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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 10, 2000

                            COLLECTORS UNIVERSE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
          DELAWARE                                                         33-0846191
(STATE OR OTHER JURISDICTION     COMMISSION FILE NUMBER: 0-27887        (I.R.S. EMPLOYER
      OF INCORPORATION)                                               IDENTIFICATION NUMBER)
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                 1936 DEERE STREET, SANTA ANA, CALIFORNIA 92705
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 567-1234
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On March 10, 2000, Collectors Universe, Inc. (the "Company") consummated the purchase of substantially all of the assets of Auctions by Bowers and Merena, Inc., Bowers and Merena Galleries, Inc. and Bowers and Merena Research, Inc., collectively ("Bowers and Merena"). The effect of these simultaneous transactions was the acquisition of the businesses conducted by Bowers and Merena. Bowers and Merena was a privately held company based in Wolfeboro, New Hampshire. Total consideration was $8.0 million in cash and 1,000,000 shares of Collectors Universe, Inc. common stock. Funds for this acquisition were obtained from the Company's cash balances. The acquisition will be accounted for under purchase accounting.

Bowers and Merena was founded in 1986 and conducts auctions of rare coins and sells rare coins at retail and through mail order. Bowers and Merena will operate as a division of the Company. Prior to this transaction, the two owners of Bowers and Merena, Q. David Bowers and Raymond N. Merena, owned an aggregate of approximately 292,000 shares of common stock of the Company. and Mr. Bowers held stock options to purchase 531,598 shares of common stock. Subsequent to the transaction, Mr. Bowers was granted an additional stock option for 500,000 shares of common stock and was elected to the Board of Directors of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of business acquired.

                  (1) Information required pursuant to Rule 3-05 (b) of Regulation S-X is not currently available and will be filed on or before May 25, 2000

         (b)      Proforma financial information.

                  (1) Information required pursuant to Article 11 of Regulation S-X is not currently available and will be filed on or before May 24, 2000.

         (c)      Exhibits

                  10.1 Asset Purchase Agreements between Collectors Universe, Inc. and Auctions by Bowers and Merena, Inc., Bowers and Merena Galleries, Inc. and Bowers and Merena Research, Inc.

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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  COLLECTORS UNIVERSE, INC.



Date:  March 21, 2000             /S/ Gary N. Patten
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                                  Gary N. Patten, Vice President
                                  and Chief Financial Officer

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

10.1 Asset Purchase Agreements between Collectors Universe, Inc. and Auctions by Bowers and Merena, Inc., Bowers and Merena Galleries, Inc. and Bowers and Merena Research, Inc.